                                                                    EXHIBIT 4(i)







                      ====================================



                          FIRST SUPPLEMENTAL INDENTURE

                                    between

                               Kmart Corporation

                                      and

                              The Bank of New York

                          Dated as of _______ __, 1996


                     =====================================

                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1.    Definition of Terms . . . . . . . . . . . . . . . . . .      2

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES

SECTION 2.1.  Designation and Principal Amount  . . . . . . . . . . . .      4
SECTION 2.2.  Maturity  . . . . . . . . . . . . . . . . . . . . . . . .      5
SECTION 2.3.  Form and Payment  . . . . . . . . . . . . . . . . . . . .      6
SECTION 2.4.  Global Debenture  . . . . . . . . . . . . . . . . . . . .      6
SECTION 2.5.  Interest  . . . . . . . . . . . . . . . . . . . . . . . .      8


                                  ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

SECTION 3.1.  Special Event Redemption  . . . . . . . . . . . . . . . .      9
SECTION 3.2.  Optional Redemption by Company  . . . . . . . . . . . . .     10
SECTION 3.3.  Option to Elect Redemption Upon a
              Fundamental Change  . . . . . . . . . . . . . . . . . . .     10
SECTION 3.4.  Deposit of Funds for Redemption . . . . . . . . . . . . .     11
SECTION 3.5.  No Sinking Fund . . . . . . . . . . . . . . . . . . . . .     11


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.  Extension of Interest Payment Period  . . . . . . . . . .     12
SECTION 4.2.  Notice of Extension . . . . . . . . . . . . . . . . . . .     12
SECTION 4.3.  Limitation of Transactions  . . . . . . . . . . . . . . .     13


                                   ARTICLE V
                                    EXPENSES


SECTION 5.1.  Payment of Expenses . . . . . . . . . . . . . . . . . . .     14
Section 5.2.  Payment Upon Resignation or Removal . . . . . . . . . . .     14


                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1. Listing on an Exchange . . . . . . . . . . . . . . . . . .     15

                                  ARTICLE VII
                      CONVERSION OF CONVERTIBLE DEBENTURES

SECTION 7.1. Conversion Rights  . . . . . . . . . . . . . . . . . . . .     15
SECTION 7.2. Conversion Procedures  . . . . . . . . . . . . . . . . . .     15
SECTION 7.3. Conversion Price Adjustments . . . . . . . . . . . . . . .     17
SECTION 7.4. Reclassification, Consolidation, Merger
             or Sale of Assets  . . . . . . . . . . . . . . . . . . . .     22
SECTION 7.5. Notice of Adjustments of Conversion
             Price.   . . . . . . . . . . . . . . . . . . . . . . . . .     23



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                                                                          Page
                                                                          ----

SECTION 7.6.   Prior Notice of Certain Events . . . . . . . . . . . . .     24
SECTION 7.7.   Dividend or Interest Reinvestment
               Plans  . . . . . . . . . . . . . . . . . . . . . . . . .     25
SECTION 7.8.   Certain Additional Rights  . . . . . . . . . . . . . . .     25
SECTION 7.9.   Trustee Not Responsible for Determining
               Conversion Price or Adjustments  . . . . . . . . . . . .     26


                                  ARTICLE VIII
                         FORM OF CONVERTIBLE DEBENTURE

SECTION 8.1.   Form of Convertible Debenture  . . . . . . . . . . . . .     27

                                   ARTICLE IX
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

SECTION 9.1.   Original Issue of Convertible Deben-
               tures  . . . . . . . . . . . . . . . . . . . . . . . . .     36

                                   ARTICLE X
                                 MISCELLANEOUS


SECTION 10.1.  Ratification of Indenture  . . . . . . . . . . . . . . .     36
SECTION 10.2.  Trustee Not Responsible for Recitals . . . . . . . . . .     36
SECTION 10.3.  Governing Law  . . . . . . . . . . . . . . . . . . . . .     36
SECTION 10.4.  Separability . . . . . . . . . . . . . . . . . . . . . .     36
SECTION 10.5.  Counterparts . . . . . . . . . . . . . . . . . . . . . .     37





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


     FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 1995 (the "First Supplemental Indenture"), between Kmart Corporation, a Michigan corporation (the "Company"), and The Bank of New York, as trustee (the "Trustee") under the Indenture dated as of ________, 1996 between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its ___% Convertible Junior Subordinated Debentures due 20[ ] (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

     WHEREAS, Kmart Financing [I], [II], [III] and [IV], a Delaware statutory business trust ( the "Trust"), has offered to the public $___ million aggregate liquidation amount of its ___% Convertible Trust Originated Preferred Securities (the "Convertible Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $___ million aggregate liquidation amount of its ___% Convertible Trust Common Securities, in $____ million aggregate principal amount of the Convertible Debentures; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Convertible Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

     NOW THEREFORE, in consideration of the purchase and acceptance of the Convertible Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Convertible Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS


SECTION 1.1.  Definition of Terms.

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

     (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

     (c) the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) the following terms have the meanings given to them in the
Declaration:  (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee;
(iv) Depositary; (v) Dissolution Tax Opinion; (vi) No-Recognition Opinion;
(vii) Convertible Preferred Security Certificate; (viii) Pricing Agreement;
(ix) Institutional Trustee; (x) Regular Trustees; (xi) Special Event; and (xii) Tax Event; and (xiii) Underwriting Agreement;

     (g) the following terms have the meanings given to them in this Section 1.1(g):

     "Additional Interest" shall have the meaning set forth in Section 2.5.

     "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported executed trade price (regular way) for the Common Stock during the ten trading days on the relevant stock exchange prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change, or, if no such record date exists, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets in connection with the Fundamental Change.

     "Compounded Interest" shall have the meaning set forth in Section 4.1.

     "Convertible Preferred Securities" has the meaning set forth in the recitals to this First Supplemental Indenture.

     "Declaration" means the Amended and Restated Declaration of Trust of Kmart Financing [I], [II], [III] and [IV], a Delaware statutory business trust, dated as of _________, 1995.

     "Deferred Interest" shall have the meaning set forth in Section 4.1.

     "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Conve-


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


rtible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

     ["Extended Maturity Date" means, if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is after the Scheduled Maturity Date but before October __,
20   .]

     "Fundamental Change" means the occurrence of any transaction or events in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a United States national securities exchange or approved for quotation on Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

     "Global Debenture" shall have the meaning set forth in Section 2.4.

     "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the first date of the Prospectus Supplement relating to the Convertible Preferred Securities (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     "Maturity Date" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "Non Book-Entry Convertible Preferred Securities" shall have the meaning set forth in Section 2.4.

     "Optional Redemption Price" shall have the meaning set forth in Section
3.2.

     "Reference Market Price" shall initially mean $_____ which is equal to 66 2/3% of the price of the Common Stock on the date hereof initially and in the event of any adjustment to the conversion rate, the Reference Market Price shall be adjusted so that the Reference Market Price after giving effect to any such adjustment shall equal the Reference Market Price multiplied by a fraction, the numerator of which is the conversion rate prior to such adjustment and the denominator of which is the conversion rate after such adjustment.

     ["Scheduled Maturity Date" means October __, 20  .]

     "Senior Debt" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor; (ii) all capital lease obligations of such obligor; (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures, and (2) any debt securities and guarantees in respect of those debt securities, issued to (y) any other Kmart Trust or (z) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities.

     "Special Event" means a Tax Event or an Investment Company Event.

                                   ARTICLE II
           GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES

SECTION 2.1. Designation and Principal Amount.

     There is hereby authorized a series of Securities designated the "___% Convertible Junior Subordinated Debentures due 20[ ]", limited in aggregate principal amount to $___ million, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Convertible Debentures pursuant to Section ___ of the Indenture.

SECTION 2.2. Maturity. [Select appropriate option]

     [USE OPTION 1 IF MATURITY IS FIXED -- The Maturity is ________ , 20 ___]

     [USE OPTION 2 IF MATURITY MAY BE EXTENDED -- (a) The Maturity Date will be either:

          (i) the Scheduled Maturity Date; or

          (ii) if the Company elects to extend the Maturity Date beyond the Scheduled Maturity Date in accordance with Section 2.2(b), the Extended Maturity Date;

     (b) the Company may at any time before the day which is 90 days before the Scheduled Maturity Date, elect to extend the Maturity Date only once to the Extended Maturity Date provided that the following conditions in this Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(c) of its election to extend the Maturity Date and at the Scheduled Maturity Date:

          (i) the Company is not in bankruptcy or otherwise insolvent;

          (ii) the Company is not in default on any Securities issued to any Kmart Trust or any trustee of such Kmart Trust in connection with the issuance of Trust Securities by such Kmart Trust;

          (iii) the Company has made timely payments on the Convertible Debentures for the immediately preceding six quarters without deferrals;




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          (iv) the Trust is not in arrears on payments of Distributions on the
     Trust Securities issued by it; and

          (v) the Convertible Debentures are rated Investment grade or the equivalent by Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

     (c) if the Company elects to extend the Maturity Date in accordance with
Section 2.2(b), the Company shall give notice to registered holders of the Convertible Debentures, the Institutional Trustee and the Trust of the extension of the Maturity Date and the Extended Maturity Date at least 90 days before the Scheduled Maturity Date.]

SECTION 2.3. Form and Payment.

     Except as provided in Section 2.4, the Convertible Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

SECTION 2.4. Global Debenture.

     (a)  In connection with a Dissolution Event,

           (i) the Convertible Debentures in certificated form may be presented to the Trustee by the Institutional Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Convertible Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance



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     with the Indenture and this First Supplemental Indenture.  Payments on the Convertible Debentures issued as a Global Debenture will be made to the Depositary; and

           (ii) if any Convertible Preferred Securities are held in non book-entry certificated form, the Convertible Debentures in certificated form may be presented to the Trustee by the Institutional Trustee and any Convertible Preferred Security Certificate which represents Convertible Preferred Securities other than Convertible Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Convertible Preferred Securities") will be deemed to represent beneficial interests in Convertible Debentures presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Convertible Preferred Securities until such Convertible Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Convertible Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Convertible Preferred Security Certificate or the transferee of the holder of such Convertible Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Convertible Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Convertible Debentures, Convertible Debentures with an equivalent aggregate principal amount that were presented by the Institutional Trustee to the Trustee will be deemed to have been cancelled.

     (b) A Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Three of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Convertible Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of



                                      6


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the Global Debenture in exchange for such Global Debenture.  In addition, the
Company may at any time determine that the Convertible Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 3.3 of the Indenture, the Trustee, upon receipt of an Officers Certificate evidencing such determination by the Company, will authenticate and deliver the Convertible Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Convertible Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Convertible Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.5. Interest.

     (a) Each Convertible Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (each, an "Interest Payment Date," commencing on __________, 1996), to the Person in whose name such Convertible Debenture or any predecessor Convertible Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of (i) Convertible Debentures of which the Institutional Trustee is the Holder and the Convertible Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Convertible Debentures are held by the Institutional Trustee and the Convertible Preferred Securities are no longer in book-entry only form or (ii) the Convertible Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount



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


of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (c) If, at any time while the Institutional Trustee is the Holder of any Convertible Debentures, the Trust or the Institutional Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Convertible Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                  ARTICLE III
                    REDEMPTION OF THE CONVERTIBLE DEBENTURES


SECTION 3.1.  Special Event Redemption.

     If a Special Event has occurred and is continuing and:


     (a) the Company has received a Redemption Tax Opinion; or

     (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No-Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the

"Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2. Optional Redemption by Company.

     (a) Subject to the provisions of Section 3.2(b) and to the provisions of
Article XI of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after April 1, 1999, or at any time in certain circumstances upon the occurrence of a Special Event. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning April 1:

           Year                                 Redemption Price
           ----                                 ----------------
           1999
           2000
           2001
           2002
           2003
           2004
           2005
           2006 and thereafter

     The proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

     If the Convertible Debentures are only partially redeemed pursuant to this
Section 3.2, the Convertible Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Convertible Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Convertible Debentures held by each Holder of Debenture to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

     (b) If a partial redemption of the Convertible Debentures would result in the delisting of the Convertible Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Convertible Preferred Securities are then listed, the Company shall not be permitted to



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


effect such partial redemption and may only redeem the Convertible Debentures in whole.

SECTION 3.3  Option to Elect Redemption Upon a Fundamental Change.

     (a) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option, to require the Company to redeem all (and not less than all) of such Holder's Convertible Debentures in cash on the date (the "Repurchase Date") that is 45 days after the date of the Company's notice of such Fundamental Change. In such event, the Kmart Trust shall redeem the Convertible Preferred Securities at a price per Convertible Debenture equal to (i)$____ if the Repurchase Date is during the 12-month period beginning
April 1, 1996, (ii) $    if the Repurchase Date is during the 12-month period
beginning April 1, 1997, (iii) $____ if the Repurchase Date is during the 12-month period beginning April 1, 1998 and (iv) thereafter at the redemption price which would be applicable to a redemption at the option of the Company on the Repurchase Date; provided that if the Applicable Price is less than the Reference Market Price, the Company shall redeem such Convertible Debentures at a price equal to the foregoing redemption price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. In each case, the Company shall also pay accrued interest on the redeemed Convertible Debentures on the Repurchase Date; provided that if such Repurchase Date is an interest payment date, then the interest payable on such date shall be paid to the Holder of record of the Convertible Debentures on the relevant record date. The Company shall give ordinary notice of the occurrence of a Fundamental Change and of the repayment right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice. The Company and the Trust will comply with the requirements to the extent applicable of Rule 13e-4 under the Exchange Act and other securities laws and regulations in connection with the redemption rights of Holders of Convertible Preferred Securities in the event of a Fundamental Change.

     (b) For a Convertible Debenture to be so repaid at the option of the Holder, the Company must receive at the office or agency of the Company maintained for that purpose in New York City such Convertible Debenture with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Convertible Debenture duly endorsed for transfer, on or before the 43rd day after the date of such notice (or if such 43rd day is not a New York Business Day, the immediately preceding New York Business Day). Such form of notice duly received shall be irrevocable and the Holder of such Convertible Debenture shall thereafter have no right to effect a Share Exchange of such Convertible Debenture (unless the Holder defaults in making the payment due upon the Repurchase Date). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Convertible Debenture for redemption shall be determined by the Holder, whose determination shall be final and binding.

SECTION 3.4  Deposit of Funds for Redemption.

     No later than 10:00 a.m. New York City time on the last New York Business Day prior to the date any Convertible Debenture is required to be paid pursuant to Section ____, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section ____) an amount of money sufficient to repay on the applicable Repurchase Date all the Convertible Debentures to be redeemed on such date as the appropriate repayment price, together with accrued interest to the date fixed for repayment.

SECTION 3.5. No Sinking Fund.

     The Convertible Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1. Extension of Interest Payment Period.

     The Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Convertible Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Convertible Debentures in whose names the Convertible Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2. Notice of Extension.

     (a) If the Institutional Trustee is the only registered Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or
(ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Convertible Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.


     (b) If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Convertible Debentures.

     (c) The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3. Limitation of Transactions.

     If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, as defined in the Indenture, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of its common stock, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock or, (iii) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged) or make any guarantee payment with respect thereto and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Convertible

Debentures; provided, however, the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid.

                                   ARTICLE V
                                    EXPENSES

SECTION 5.1. Payment of Expenses.

     In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Convertible Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and the Pricing Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.5 of the Indenture;

     (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

     (c) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

     (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

Section 5.2. Payment Upon Resignation or Removal.

     Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to this Section 6.10, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.



                                   ARTICLE VI
                          COVENANT TO LIST ON EXCHANGE

SECTION 6.1. Listing on an Exchange.

     If the Convertible Debentures are to be issued as a Global Debenture in connection with the distribution of the Convertible Debentures to the holders of the Convertible Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use its best efforts to list such Convertible Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Convertible Preferred Securities are then listed.


                                  ARTICLE VII
                      CONVERSION OF CONVERTIBLE DEBENTURES


SECTION 7.1. Conversion Rights.

     Subject to and upon compliance with the provisions of this Article, the Convertible Debentures are convertible, at the option of the Holder, at any time on or before redemption as provided below or the close of business at their [Scheduled Maturity] [Maturity Date], into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of _______ shares of Common Stock for each $__ in aggregate principal amount of Convertible Debentures (equal to a conversion price of $_____ per share of Common Stock), subject to adjustment as described in this Article Seven. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of the Convertible Debentures to be converted by such conversion price. In case a Convertible Debenture or portion thereof is called for redemption, such conversion right in respect of the Convertible Debenture or portion so called shall expire at the close of business on the corresponding Redemption Date, unless the Company defaults in making the payment due upon redemption.

SECTION 7.2. Conversion Procedures.

     (i) In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Convertible Preferred Securities may exercise its right under the Declaration to convert such Convertible Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Convertible Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $__ principal amount of Convertible Debentures for each Convertible Preferred Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article Seven and, if such Convertible Preferred Securities are in definitive form, surrendering such Convertible Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Convertible Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities.

        If a Notice of Conversion is delivered on or after the Regular Record Date and prior to the subsequent Interest Payment Date, the Holder will be entitled to receive the interest payable on the subsequent Interest Payment Date on the portion of Convertible Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest whose [Scheduled Maturity] [Maturity Date] is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "Conversion Date") by the Conversion Agent from the Holder or from a holder of the Convertible Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be.
The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of

Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

     (ii) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Compounded Interest and Additional Interest) accrued on such Convertible Debentures at the time of such conversion.

     (iii) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the current market price of such fractional interest on the date on which the Convertible Debentures or Convertible Preferred Securities, as the case may be, were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Convertible Preferred Securities so converted.

     (iv) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof [in accordance with Section ___ of the Indenture].

     (v) In effecting the conversion transactions described in this Section, the Conversion Agent is acting as agent of the holders of Convertible Preferred Securities (in the exchange of Convertible Preferred Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Common Stock), as the case may be, directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Convertible Preferred Securities in connection with the conversion of such Convertible Preferred Securities in accordance with this Article Seven and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article Seven and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

SECTION 7.3. Conversion Price Adjustments.

     The Conversion Price shall be adjusted from time to time as follows:

     (a) In case the Company shall, while any of the Convertible Debentures are outstanding, (i) pay a dividend or make a distribution with respect to its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and the Conversion Price for each series of Convertible Debentures in effect immediately prior to such action shall be adjusted so that the Holder of any Convertible Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Convertible Debenture been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in case of a subdivision, combination or reclassification (or immediately after the record date if a record date shall have been established for such event). If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Convertible Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes or series of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a Board Resolution file with the Trustee) shall determine the allocation of the adjusted Conversion Price for each series of Convertible Debentures between or among shares of such classes or series of capital stock.

     (b) In case the Company shall, while any of the Convertible Debentures are outstanding, issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price for the Convertible Debentures shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered [for subscription or purchase] would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not so delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. For the purposes of this subsection, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. In case any rights or warrants referred to in this subsection in respect of which an adjustment shall have been made shall expire unexercised within 45 days after the same shall have been distributed or issued by the Company, the Conversion Price shall be readjusted at the time of such expiration to the Conversion Price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

     (c) Subject to the last sentence of this subparagraph, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (b), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (a) of this Section 7.3), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (c) by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (f)) of the Common Stock on the date fixed for the payment of such distribution (the "Reference Date") less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such dividend or distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (c) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share of Common Stock (determined as provided in subparagraph (f)). For purposes of this subparagraph (c), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, shares of capital stock, cash or assets other than such shares of Common Stock or such rights or warrants (making any conversion price reduction required by this subparagraph (c)) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (a) or (b)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph shall be substituted as (a) "the record date in the case of a dividend or other distribution," and (b) "the record date for the determination of stockholders entitled to receive such rights or warrants" and (c) "the date fixed for such determination" within the meaning of subparagraphs (a) and (b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed outstanding for purposes of computing any adjustment of the conversion price in subparagraph (a).

     (d) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding all regular cash dividend if the annualized amount thereof per share of Common Stock does not exceed 15% of the current market price per share determined as provided in subparagraph (f)) of the Common Stock on the Trading Day next preceding the date of declaration of such dividend, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph by a fraction of which the numerator shall be the current market price per share (determined as provided in subparagraph (f)) of the Common Stock on the date fixed for the payment of such distribution less the amount of cash so distributed and not excluded as provided applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the current market price per share (as defined in subparagraph (f)) of the Common Stock on the record date mentioned above, in lieu of the foregoing adjust-ment, adequate provision shall be made so that each Holder of shares of Convertible Debentures shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each share of the Convertible Debentures immediately prior to the record date for the distribution of the cash. In the event that such dividend or distribution is not so paid or made, the conversion price shall again be adjusted to be the conversion price which would then be in effect if such record date had not been fixed.

     (e) In case a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary of the Company for all or any portion of the Company's Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds 110% of the current market price per share (determined as provided in subparagraph (f)) of the Common Stock on the Trading Day next succeeding the Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (e) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price per share (determined as provided in subparagraph
(f)) of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price per share (determined as provided in subparagraph (f)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

     (f) For the purpose of any computation under subparagraphs (b), (c), (d) or (e), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20

Trading Days before, and ending not later than, the earlier of the day in question and, if applicable, the day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if another event occurs that would require an adjustment pursuant to subparagraph
(a) through (e), inclusive, the Board of Directors may make such adjustments to the Closing Prices during such five Trading Day period as it deems appropriate to effectuate the intent of the adjustments in this Section 7.3, in which case any such determination by the Board of Directors shall be set forth in a Board Resolution and shall be conclusive. For purposes of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the New York Stock Exchange or on such successor securities exchange as the Common Stock may be listed or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, and (2) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such securities exchange or in such market after the Expiration Time of such offer.

     (g) The Company may make such reductions in the conversion price, in addition to those required by subparagraphs (a) through (e), as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period, and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive.
Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Convertible Debentures a notice of the reduction at least fifteen (15) days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

     (h) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

     (i) If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder of the Convertible Debentures.


SECTION 7.4. Reclassification, Consolidation, Merger or Sale of Assets.

     In the event that the Company shall be a party to any transaction (including without limitation (a) any recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (c) any sale or transfer of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into the kind and amount of securities, cash and other property receivable upon consummation of such transaction by a holder of the number of shares of Common Stock of the Company into which such Convertible Debenture could have been converted immediately prior to such transaction.

     The Company or the Person formed by such consolidation or resulting from such merger or which acquired such assets or which acquires the Company's shares, as the case may be, shall make provision in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Seven. The above provisions shall similarly apply to successive transactions of the foregoing type.

SECTION 7.5. Notice of Adjustments of Conversion Price.

     Whenever the conversion price is adjusted as herein provided:

     (i) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith
be filed with   the Trustee and the transfer agent for the Convertible Preferred
Securities and the Convertible Debentures; and

     (ii) a notice stating the conversion price has been adjusted and setting forth the adjusted conversion price shall as soon as practicable be mailed by the Company to all record holders of Convertible Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.


SECTION 7.6.  Prior Notice of Certain Events.

     In case:


     (a) the Company shall (1) declare any dividend (or any other distribution) on its Common Stock, other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash that would not require an adjustment pursuant to Section 7.3(c) or (d) or (2) authorize a tender or exchange offer that would require an adjustment pursuant to Section 7.3(e);

     (b) the Company shall authorize the granting to all holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants;

     (c) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company shall be required, or of the sale or transfer of all or substantially all of the assets of the Company or of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (a) if any Convertible Preferred Securities are outstanding, cause to be filed with the transfer agent for the Convertible Preferred Securities, and shall cause to be mailed to the holders of record of the Convertible Preferred Securities, at their last addresses as they shall appear upon the stock transfer books the Trust or (b) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least fifteen days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

SECTION 7.7. Dividend or Interest Reinvestment Plans.

     Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Debentures were first issued, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article Seven.

SECTION 7.8. Certain Additional Rights.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in Section 7.3 (c) or 7.3(d) (including, without limitation, dividends or distributions referred to in the last sentence of Section 7.3(e)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Convertible Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided, that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

SECTION 7.9. Trustee Not Responsible for Determining Conversion Price or
             Adjustments.

     Neither the Trustee nor any Conversion Agent shall at any time be under any duty or responsibility to any Holder of any Convertible Debenture to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.
Neither the Trustee nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind of account) of any shares of Common Stock or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Debenture; and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion.

                                  ARTICLE VIII
                         FORM OF CONVERTIBLE DEBENTURE

SECTION 8.1. Form of Convertible Debenture.

     The Convertible Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                   [(FORM OF FACE OF Convertible Debenture)]

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Convertible Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ______________




                               KMART CORPORATION

                 ___% CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE
                                   DUE 20[  ]

     Kmart Corporation, a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to, ______________ or registered assigns, the principal sum of _____________ Dollars ($___________) on _________, ____, and to pay interest on said principal sum from ____________, 1995, or from the most recent interest payment date

(each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein)
in arrears on [March 31, June 30, September 30 and December 31] of each year commencing ___________, 1995, at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment. [which shall be the close of business on the business day next preceding such
Interest Payment Date unless otherwise provided in the Indenture]   [IF
PURSUANT TO THE PROVISIONS OF THE INDENTURE THE CONVERTIBLE DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the ____ business day next preceding such Interest Payment Date]. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated __________________

                              KMART CORPORATION

                              By: ________________________________
                              Name:
                              Title


Attest:

By: ____________________
Name:
Title:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION


     This is one of the Convertible Debentures of the series of Convertible Debentures described in the within-mentioned Indenture.

[                    ]

                                     or as Authentication Agent

By ______________________            By _______________________
   Authorized Signatory                 Authorized Signatory


                         [FORM OF REVERSE OF DEBENTURE]

     This Convertible Debenture is one of a duly authorized series of Convertible Debentures of the Company (herein sometimes referred to as the "Convertible Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _______, 1995, duly executed and delivered between the Company and
_________________, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of _______, 1995, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures. By the terms of the Indenture, the Convertible Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Convertible Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

     Because of the occurrence and continuation of a Tax Event, in certain circumstances, this Convertible Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Convertible Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after ________, 2000 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price. If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Convertible Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Convertible Debentures held by each Debentureholder to be redeemed in accordance with its procedures.

     In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Convertible Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Convertible Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Convertible Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Convertible Debenture so affected, or (ii) reduce the aforesaid percentage of Convertible Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Convertible Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Convertible Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Convertible Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Convertible Debentures of such series.
Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

     No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

The Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Holder of any Convertible Debenture has the right, exercisable at any time prior to the close of business (New York time) on the date of the Convertible Debenture's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $__) into shares of Common Stock at the initial conversion price _______ shares of Common Stock for each Convertible Debenture (equivalent to a conversion price of $______ per share of Common Stock of the Company), subject to adjustment under certain circumstances, except that if a Convertible Debenture is called for redemption, the conversion right will terminate at the close of business on the Redemption Date.

     To convert a Convertible Debenture, a Holder must (1) complete and sign a conversion notice substantially in the form attached hereto, (2) surrender the Convertible Debenture to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends, but if any Holder surrenders a Convertible Debenture for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and prior to the opening of business on the next Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date will be paid to the registered Holder of such Convertible Debenture on such Regular Record Date. In such event, such Convertible Debenture, when surrendered for conversion, need not be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the portion so converted. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the conversion price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Security shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     [The Convertible Debentures of this series are issuable only in registered form without coupons in denominations of $__ and any integral multiple thereof.] [This Global Debenture is exchangeable for Convertible Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Convertible Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations [herein and] therein set forth, Convertible Debentures of this series [so issued] are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        [FORM OF ELECTION TO CONVERT]
                             ELECTION TO CONVERT

To:  Kmart Corporation

     The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of KMART CORPORATION in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Date: ____________, ____

      in whole __
                                 Portions of Security to be converted ($25 or integral multiples-thereof):
                                 $_________________


                               ____________________________________________
                               Signature (for conversion only)

                                 Please Print or Typewrite Name and
                                 Address, Including Zip Code, and Social
                                 Security or Other Identifying Number

                               ____________________________________________
                               ____________________________________________
                               ____________________________________________


                               Signature Guarantee:1 ______________________

                                   ARTICLE IX
                    ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

SECTION 9.1. Original Issue of Convertible Debentures.

     Convertible Debentures in the aggregate principal amount of $___________ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1. Ratification of Indenture.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2. Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3. Governing Law.

     This First Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.4. Separability.

     In case any one or more of the provisions contained in this First Supplemental Indenture or in the Convertible Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this




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


First Supplemental Indenture or of the Convertible Debentures, but this First Supplemental Indenture and the Convertible Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5. Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.



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


     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                          KMART CORPORATION


                                          By ______________________________
                                          Name:
                                          Title:


[Seal]
Attest:


By:______________________


                                          The Bank of New York
                                          as Trustee


                                          By ______________________________
                                          Name:
                                          Title:

Attest:

By:___________________
   1. Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.



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